Exhibit 23

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-26745), the Registration Statement on Form S-8 (No. 33-53561), the Registration Statement on Form S-8 (No. 33-51021), the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-62105), and the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-35137) of Premark International, Inc. of our report dated February 14, 1997 appearing as Exhibit 99.1 of this Form 10-K.



PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 19, 1999